EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement (No. 333-140240) of Form S-1 of The Frontier Fund of our report dated April 21, 2008 relating to our audits of the statements of financial condition of Equinox Fund Management, LLC, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Independent Registered Public Accounting Firms” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
May 16, 2008